Exhibit 99.1

P R E S S R E L E A S E
Contact: Investor Relations 804.289.9709	BRINK’S CORPORATE The Brink’s Company 1801 Bayberry Court Richmond, VA 23226-8100 USA

Brink's Announces Record Third-Quarter Results
Record Third Quarter Revenue, Operating Profit and Operating Profit Margin
Increased Full-Year Free Cash Flow Guidance to Top Half of Range - $350M - $375M
AMS and DRS Revenue Exceeds 20% of Total Trailing Twelve-Month Revenue
Year-to-Date Net Cash from Operations up 46% and Free Cash Flow up 197%

Results Highlights:
•Q3 Revenue up 8%, reflecting 6% organic growth
•Q3 Operating profit: GAAP up 131% to $138M; non-GAAP up 31% to $166M
•Q3 Operating profit margin: GAAP up 115% to 11.2%; non-GAAP up 21% to 13.5%
•Q3 GAAP net income up 138% to $46M; adjusted EBITDA up 22% to $231M
•Q3 EPS: GAAP $0.97; non-GAAP $1.92
•YTD GAAP net cash from operations up $93M to $293M; free cash flow up $143M to $216M

RICHMOND, Va., November 7, 2023 – The Brink’s Company (NYSE:BCO), a leading global provider of cash and valuables management, digital retail solutions (DRS), and ATM managed services (AMS), today announced third-quarter results.
Mark Eubanks, president and CEO, said: “We delivered another strong quarter of revenue, profit and free cash flow growth as we continue to build momentum and consistency in our business. Our higher growth AMS and DRS offerings grew a combined 18% organically in the third quarter and now exceed 20% of our total trailing twelve-month revenue. Record operating profit and operating profit margins reflect our disciplined cost productivity initiatives, including the restructuring actions late last year, and the margin benefits of price realization and improved revenue mix from DRS and AMS. Free cash flow of $216 million year-to-date reflects the flow through of higher operating profits and better working capital management. Consistent with our stated capital allocation priorities, we have returned nearly two-thirds of our free cash flow to shareholders through our share repurchase plan and quarterly dividend. Given the strength of our performance and positive cash flow outlook for the business, our board has authorized a new $500 million share repurchase plan."
“I am encouraged by the work of our team as we develop a consistent business model under the Brink's Business System. Our strong DRS and AMS pipeline and our operating efficiency initiatives will serve us well as we manage through changing economic environments. As we look forward, we remain well positioned to deliver on our commitments and continue to create value for our shareholders.”

Third-quarter results are summarized in the following table:

(In millions, except for per share amounts)	Third-Quarter 2023 (vs. 2022)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$1,227	8%	$1,227	8%	9%
Operating Profit	$138	131%	$166	31%	43%
Operating Margin	11.2%	600 bps	13.5%	230 bps	340 bps
Net Income / Adjusted EBITDA(a)	$46	138%	$231	22%	29%
EPS	$0.97	137%	$1.92	39%	56%
(a)The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
(b)Constant currency represents 2023 Non-GAAP results at 2022 exchange rates.

2023 Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

The 2023 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2023 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2023. The 2023 Non-GAAP outlook reflects management's current assumptions regarding variables that are difficult to accurately forecast, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission. The 2023 outlook assumes the continuation of current economic trends and does not contemplate a significant economic downturn for the balance of the year.

2023 Non-GAAP Outlook
Revenues	$4,800 - 4,950

Operating profit	$625 - 675

Operating profit margin	12.6% - 14.0%

Adjusted EBITDA	$865 - 915

Adjusted EBITDA margin	17.5% - 19.0%

Free cash flow before dividends	$350 - 375

EPS from continuing operations attributable to Brink's	$6.45 - 7.15

Conference Call
Brink’s will host a conference call on November 7 at 8:30 a.m. ET to review third-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can preregister at https://dpregister.com/sreg/10183609/fac5bb7b04 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through November 14, 2023 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 6674113. An archived version of the webcast will be available online in the Investor Relations section of http://investors.brinks.com.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Condensed Consolidated Balance Sheets

	December 31, 2022	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$972.0	933.5
Restricted cash	438.5	387.0
Accounts receivable, net	862.2	801.3
Prepaid expenses and other	324.7	340.6
Total current assets	2,597.4	2,462.4

Right-of-use assets, net	314.5	338.7
Property and equipment, net	935.3	965.5
Goodwill	1,450.9	1,448.1
Other intangibles	535.5	492.4
Deferred tax assets, net	246.2	241.9
Other	286.2	315.8

Total assets	$6,366.0	6,264.8

Liabilities and Equity

Current liabilities:
Short-term borrowings	47.2	124.9
Current maturities of long-term debt	82.4	92.0
Accounts payable	296.5	206.7
Accrued liabilities	1,019.4	1,016.7
Restricted cash held for customers	229.3	184.3
Total current liabilities	1,674.8	1,624.6

Long-term debt	3,273.2	3,202.2
Accrued pension costs	131.0	127.6
Retirement benefits other than pensions	174.5	170.0
Lease liabilities	249.9	269.7
Deferred tax liabilities	67.8	59.6
Other	224.6	226.8
Total liabilities	5,795.8	5,680.5

Equity:
The Brink's Company ("Brink's") shareholders:
Common stock, par value $1 per share:
Shares authorized: 100.0
Shares issued and outstanding: 2023 - 45.3; 2022 - 46.3	46.3	45.3
Capital in excess of par value	684.1	680.3
Retained earnings	417.2	397.8
Accumulated other comprehensive income (loss)	(700.5)	(660.6)
Brink's shareholders	447.1	462.8

Noncontrolling interests	123.1	121.5

Total equity	570.2	584.3

Total liabilities and equity	$6,366.0	6,264.8

The Brink’s Company and subsidiaries
(In millions) (Unaudited)
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2022	2023
Cash flows from operating activities:
Net income	$134.9	102.8
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss from discontinued operations, net of tax	0.2	(0.5)
Depreciation and amortization	179.9	206.3
Share-based compensation expense	36.3	25.6
Deferred income taxes	(57.3)	3.7
(Gain) loss on sale of property, equipment and marketable securities	0.8	2.2
Impairment losses	7.9	8.2
Retirement benefit funding (more) less than expense:
Pension	(4.7)	(6.9)
Other than pension	2.8	(6.0)
Remeasurement losses due to Argentina currency devaluations	24.4	23.9
Other operating	29.7	17.1
Changes in operating assets and liabilities, net of effects of acquisitions:
(Increase) decrease in accounts receivable and income taxes receivable	(175.7)	30.8
Increase (decrease) in accounts payable, income taxes payable and accrued liabilities	108.7	(61.0)
Increase (decrease) in restricted cash held for customers	(4.4)	(44.9)
Increase (decrease) in customer obligations	4.0	(5.5)
Increase in prepaid and other current assets	(79.8)	5.1
Other	(7.2)	(7.9)
Net cash provided by operating activities	200.5	293.0

Cash flows from investing activities:
Capital expenditures	(131.5)	(133.1)
Acquisitions, net of cash acquired	(14.2)	—
Dispositions, net of cash disposed	—	1.1
Marketable securities:
Purchases	(18.3)	(58.3)
Sales	7.7	48.7
Cash proceeds from sale of property and equipment	3.3	5.7
Cash proceeds from settlement of cross currency swap	64.3	—
Net change in loans held for investment	(23.3)	(12.3)
Other	(0.1)	(0.6)
Discontinued operations	—	0.9
Net cash used by investing activities	(112.1)	(147.9)

Cash flows from financing activities:
Borrowings (repayments) of debt:
Short-term borrowings	11.5	76.6
Long-term revolving credit facilities:
Borrowings	5,036.1	6,640.5
Repayments	(4,819.1)	(6,713.1)
Other long-term debt:
Borrowings	213.2	16.4
Repayments	(63.7)	(71.1)
Acquisition of noncontrolling interest	(7.8)	(0.6)
Cash paid for acquisition related settlements and obligations	(2.8)	(10.5)
Debt financing costs	(5.5)	—
Repurchase shares of Brink's common stock	(27.3)	(105.7)
Dividends to:
Shareholders of Brink’s	(28.3)	(29.7)
Noncontrolling interests in subsidiaries	(6.9)	(6.5)
Tax withholdings associated with share-based compensation	(10.2)	(7.6)
Other	2.7	3.9
Net cash provided (used) by financing activities	291.9	(207.4)

Effect of exchange rate changes on cash	(118.1)	(27.7)
Cash, cash equivalents and restricted cash:
Increase (decrease)	262.2	(90.0)
Balance at beginning of period	1,086.7	1,410.5
Balance at end of period	$1,348.9	1,320.5

Supplemental Cash Flow Information	Nine Months Ended September 30,
	2022	2023
Cash paid for income taxes, net	$(101.6)	(74.5)

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)
Third-Quarter 2023 vs. 2022

GAAP		Organic	Acquisitions /			% Change
	3Q'22	Change	Dispositions(a)	Currency(b)	3Q'23	Total	Organic
Revenues:
North America	$401	(3)	1	(1)	398	(1)	(1)
Latin America	301	71	1	(33)	340	13	24
Europe	220	12	35	21	288	31	6
Rest of World	215	(9)	(2)	(2)	202	(6)	(4)
Segment revenues(c)	$1,137	72	35	(15)	1,227	8	6

Revenues - GAAP	$1,137	72	35	(15)	1,227	8	6

Operating profit:
North America	$38	9	—	—	48	24	23
Latin America	67	20	—	(19)	68	2	31
Europe	26	2	5	3	36	38	7
Rest of World	48	(5)	—	(1)	43	(12)	(11)
Segment operating profit	179	26	6	(17)	194	8	14
Corporate(d)	(52)	23	—	2	(28)	(47)	(44)
Operating profit - non-GAAP	$127	49	6	(15)	166	31	38

Other items not allocated to segments(e)	(67)	18	17	4	(29)	(58)	(27)
Operating profit - GAAP	$60	67	23	(12)	138	fav	fav

GAAP interest expense	(35)				(54)	55
GAAP interest and other income (expense)	6				3	(54)
GAAP provision (benefit) for income taxes	9				37	unfav
GAAP noncontrolling interests	3				4	12
GAAP income from continuing operations(f)	19				46	fav
GAAP EPS(f)	$0.41				0.97	fav
GAAP weighted-average diluted shares	47.5				47.1	(1)

Non-GAAP(g)		Organic	Acquisitions /			% Change
	3Q'22	Change	Dispositions(a)	Currency(b)	3Q'23	Total	Organic

Segment revenues - GAAP/non-GAAP	$1,137	72	35	(15)	1,227	8	6

Non-GAAP operating profit	127	49	6	(15)	166	31	38

Non-GAAP interest expense	(34)				(54)	56
Non-GAAP interest and other income (expense)	7				23	fav
Non-GAAP provision for income taxes	30				41	35
Non-GAAP noncontrolling interests	3				4	24
Non-GAAP income from continuing operations(f)	66				91	38
Non-GAAP EPS(f)	$1.38				1.92	39
Non-GAAP weighted-average diluted shares	47.5				47.1	(1)

Amounts may not add due to rounding.

(a)Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.
(b)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.
(c)Segment revenues equal our total reported non-GAAP revenues.
(d)Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.
(e)See pages 8-10 for more information.
(f)Attributable to Brink's.
(g)Non-GAAP results are reconciled to applicable GAAP results on pages 11-14.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Nine Months Ended September 30, 2023 vs. 2022

GAAP		Organic	Acquisitions /			% Change
	2022	Change	Dispositions(a)	Currency(b)	2023	Total	Organic
Revenues:
North America	$1,171	28	3	(4)	1,197	2	2
Latin America	899	191	2	(103)	989	10	21
Europe	669	54	107	12	842	26	8
Rest of World	606	20	(5)	(20)	600	(1)	3
Segment revenues(c)	$3,345	293	107	(115)	3,629	9	9

Revenues - GAAP	$3,345	293	107	(115)	3,629	9	9

Operating profit:
North America	$97	26	1	—	124	28	27
Latin America	194	52	1	(46)	201	3	27
Europe	63	8	14	2	87	38	13
Rest of World	121	3	1	(4)	121	—	3
Segment operating profit	475	90	16	(48)	533	12	19
Corporate(d)	(112)	(1)	—	6	(107)	(4)	1
Operating profit - non-GAAP	$363	89	16	(42)	426	17	24

Other items not allocated to segments(e)	(145)	35	10	(2)	(102)	(29)	(24)
Operating profit - GAAP	$218	123	25	(44)	323	48	56

GAAP interest expense	(95)				(152)	59

GAAP interest and other income (expense)	8				12	39

GAAP provision (benefit) for income taxes	(3)				81	unfav

GAAP noncontrolling interests	9				10	9

GAAP income from continuing operations(f)	126				92	(27)

GAAP EPS(f)	$2.63				1.95	(26)

GAAP weighted-average diluted shares	47.9				47.3	(1)

Non-GAAP(g)		Organic	Acquisitions /			% Change
	2022	Change	Dispositions(a)	Currency(b)	2023	Total	Organic

Segment revenues - GAAP/non-GAAP	$3,345	293	107	(115)	3,629	9	9

Non-GAAP operating profit	363	89	16	(42)	426	17	24

Non-GAAP interest expense	(94)				(151)	60

Non-GAAP interest and other income (expense)	13				29	fav

Non-GAAP provision for income taxes	85				91	7

Non-GAAP noncontrolling interests	9				10	11

Non-GAAP income from continuing operations(f)	187				202	8

Non-GAAP EPS(f)	$3.90				4.27	9

Non-GAAP weighted-average diluted shares	47.9				47.3	(1)

Amounts may not add due to rounding.

See page 5 for footnote explanations.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 52 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2023 outlook, including revenue, operating profit, adjusted EBITDA, earnings per share, and free cash flow (and drivers thereof), the impact of the global restructuring plan, expected impact from deployment of technology-enabled services, including digital retail solutions and ATM managed services, strategic priorities and initiatives, including the Brink's Business System, and expected share repurchase activity.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, changes in interest rates, and interest rate increases; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2022, and in related disclosures in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2022 and 2023 (Unaudited)
(In millions, except for percentages)

	Revenues
	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Revenues:
North America	$368.8	401.6	400.6	413.1	1,584.1	$401.9	397.4	398.1	1,197.4
Latin America	291.3	306.3	301.1	311.9	1,210.6	315.5	333.9	339.6	989.0
Europe	222.1	226.7	220.0	262.6	931.4	268.7	285.9	287.8	842.4
Rest of World	191.8	199.3	215.0	203.3	809.4	199.3	199.0	201.9	600.2
Segment revenues - GAAP and Non-GAAP	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5	$1,185.4	1,216.2	1,227.4	3,629.0

	Operating Profit
	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Operating profit:
North America	$24.4	34.1	38.2	62.4	159.1	$38.6	37.5	47.5	123.6
Latin America	63.0	64.7	66.5	83.5	277.7	66.6	65.9	68.1	200.6
Europe	14.8	22.4	25.9	35.3	98.4	22.0	29.3	35.8	87.1
Rest of World	33.1	39.5	48.3	43.0	163.9	37.3	41.3	42.6	121.2
Corporate	(23.2)	(36.7)	(52.1)	(36.8)	(148.8)	(37.1)	(42.2)	(27.7)	(107.0)
Non-GAAP	112.1	124.0	126.8	187.4	550.3	127.4	131.8	166.3	425.5

Other items not allocated to segments(a)
Reorganization and Restructuring	(11.7)	(2.7)	(19.6)	(4.8)	(38.8)	(14.2)	—	(0.4)	(14.6)
Acquisitions and dispositions	(15.2)	(15.4)	(35.7)	(20.3)	(86.6)	(22.0)	(15.0)	(19.4)	(56.4)
Argentina highly inflationary impact	(6.1)	(9.0)	(12.0)	(14.6)	(41.7)	(11.2)	(11.0)	(8.1)	(30.3)
Change in allowance estimate	(16.7)	0.4	0.3	0.4	(15.6)	—	—	—	—
Ship loss matter	—	—	—	(4.9)	(4.9)	—	—	—	—
Chile antitrust matter	—	(0.8)	(0.3)	(0.3)	(1.4)	(0.2)	(0.2)	—	(0.4)
Reporting compliance	—	—	—	—	—	—	—	(0.7)	(0.7)
GAAP	$62.4	96.5	59.5	142.9	361.3	$79.8	105.6	137.7	323.1

	Margin
	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Margin:
North America	6.6%	8.5	9.5	15.1	10.0	9.6%	9.4	11.9	10.3
Latin America	21.6	21.1	22.1	26.8	22.9	21.1	19.7	20.1	20.3
Europe	6.7	9.9	11.8	13.4	10.6	8.2	10.2	12.4	10.3
Rest of World	17.3	19.8	22.5	21.2	20.2	18.7	20.8	21.1	20.2
Non-GAAP	10.4	10.9	11.2	15.7	12.1	10.7	10.8	13.5	11.7

Other items not allocated to segments(a)	(4.6)	(2.4)	(6.0)	(3.7)	(4.1)	(4.0)	(2.1)	(2.3)	(2.8)
GAAP	5.8%	8.5	5.2	12.0	8.0	6.7%	8.7	11.2	8.9

(a)See explanation of items on page 9-10.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
2022 Global Restructuring Plan
In the first quarter of 2023, management completed the review and approval of the previously announced restructuring plan across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. In total, we have recognized $32.2 million in charges under this program, including $10.0 million in the first nine months of 2023. We expect total expenses from this program to be between $42 million and $48 million. When completed, the current restructuring actions are expected to reduce our workforce by 3,300 to 3,500 positions and result in annualized cost savings of at least $60 million.

Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $16.6 million in net costs in 2022, primarily severance costs. We recognized $4.6 million in net costs in the first nine months of 2023, primarily severance costs. The majority of the costs in both the 2023 and 2022 periods result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic.

Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.

Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:

2023 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $43.2 million in the first nine months of 2023.
•We derecognized a contingent consideration liability related to the NoteMachine business acquisition and recognized a gain of $4.8 million.
•We recognized $4.7 million in charges in Argentina in the first nine months of 2023 for an inflation-adjusted labor increase to expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022.
•Net charges of $3.4 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We incurred $2.0 million in integration costs, primarily related to PAI, in the first nine months of 2023.
•Transaction costs related to business acquisitions were $3.6 million in the first nine months of 2023.
•We recognized a $2.0 million loss on the disposition of Russia-based operations in the first nine months of 2023.
•Compensation expense related to the retention of key PAI employees was $1.3 million in the first nine months of 2023.

2022 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $52.0 million in 2022.
•We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco businesses.
•Net charges of $7.8 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022.
•Transaction costs related to business acquisitions were $5.6 million in 2022.
•Restructuring costs related to acquisitions were $0.2 million in 2022.
•Compensation expense related to the retention of key PAI employees was $3.5 million in 2022.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the first nine months of 2023, we recognized $30.3 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $23.9 million. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. These amounts are excluded from non-GAAP results.

Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions, particularly the effects of the coronavirus (COVID-19) pandemic, in determining an appropriate allowance. As many of our regions begin to recover from the pandemic, we have re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $15.6 million in 2022. There was no impact in the first nine months of 2023. Due to the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.

Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered damages and losses. Brink’s cargo did not suffer any damage. The ship owner declared a general average claim to recover losses to the ship and cargo from customers with undamaged cargo, including Brink’s, based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the contingency and the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.

Chile antitrust matter In October 2021, the Chilean antitrust agency filed a complaint alleging that Brink’s Chile (as well as competitor companies) engaged in collusion in 2017 and 2018 and requested that the court approve a fine of $30.5 million. The Company filed its response to the complaint in November 2022, which signaled the beginning of the evidentiary phase. Based on available information to date, we recorded a charge of $9.5 million in the third quarter of 2021 in connection with this matter. In 2022, we recognized an additional $1.4 million adjustment to our estimated loss as a result of a change in currency rates. In the first nine months of 2023, we recognized an additional $0.4 million adjustment to our estimated loss as a result of a change in currency rates. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results.

Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from segment and non-GAAP results. In the first nine months of 2023, we incurred $0.7 million in costs related to mitigation of the material weakness. We did not incur any such costs in 2022.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on pages 9 and 10 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2023 Non-GAAP outlook amounts for operating profit, EPS from continuing operations, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2023. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans. Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to Non-GAAP financial measures presented by other companies.

Non-GAAP Results Reconciled to GAAP

	YTD '22			YTD '23
	Pre-tax income	Income taxes	Effective tax rate	Pre-tax income	Income taxes	Effective tax rate
Effective Income Tax Rate
GAAP	$131.8	(3.3)	(2.5)%	$183.3	81.0	44.2%
Retirement plans(c)	6.5	2.1		(6.2)	(1.3)
Reorganization and Restructuring(a)	34.0	6.1		14.6	2.7
Acquisitions and dispositions(a)	63.1	14.5		57.3	7.7
Argentina highly inflationary impact(a)	29.0	(0.5)		53.6	(1.6)
Change in allowance estimate(a)	16.0	3.8		—	—
Valuation allowance on tax credits(f)	—	52.8		—	(6.7)
Chile antitrust matter(a)	1.1	0.3		0.4	0.1
Reporting compliance(a)	—	—		0.7	—
Income tax rate adjustment(b)	—	9.5		—	9.2
Non-GAAP	$281.5	85.3	30.3%	$303.7	91.1	30.0%

Amounts may not add due to rounding.
(a)See “Other Items Not Allocated To Segments” on pages 8-10 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
(b)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 30.0% for 2023 and was 30.3% for 2022.
(c)Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results.
(d)Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in the first quarter of 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
(e)Due to the impact of Argentina highly inflationary accounting, there was a $0.6 million non-GAAP adjustment for a loss in the first quarter of 2022, a $0.9 million non-GAAP adjustment for a loss in the second quarter of 2022, a $0.5 million non-GAAP adjustment for a loss in the third quarter of 2022, a $2.0 million non-GAAP adjustment for a loss in the fourth quarter of 2022, a $0.3 million non-GAAP adjustment for a loss in the first quarter of 2023, a $0.3 million non-GAAP adjustment for a loss in the second quarter of 2023, and a $22.7 million non-GAAP adjustment for a loss in the third quarter of 2023.
(f)In 2022, we released a portion of our valuation allowance on certain U.S. deferred tax assets primarily related to foreign tax credit carryforward attributes with such amount being further adjusted in the first nine months of 2023. The valuation allowance release was due to new foreign tax credit regulations published by the U.S. Treasury in January 2022.
(g)Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Revenues:
GAAP	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5	$1,185.4	1,216.2	1,227.4	3,629.0
Non-GAAP	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5	$1,185.4	1,216.2	1,227.4	3,629.0

Operating profit (loss):
GAAP	$62.4	96.5	59.5	142.9	361.3	$79.8	105.6	137.7	323.1
Reorganization and Restructuring(a)	11.7	2.7	19.6	4.8	38.8	14.2	—	0.4	14.6
Acquisitions and dispositions(a)	15.2	15.4	35.7	20.3	86.6	22.0	15.0	19.4	56.4
Argentina highly inflationary impact(a)	6.1	9.0	12.0	14.6	41.7	11.2	11.0	8.1	30.3
Change in allowance estimate(a)	16.7	(0.4)	(0.3)	(0.4)	15.6	—	—	—	—
Ship loss matter(a)	—	—	—	4.9	4.9	—	—	—	—
Chile antitrust matter(a)	—	0.8	0.3	0.3	1.4	0.2	0.2	—	0.4
Reporting compliance(a)	—	—	—	—	—	—	—	0.7	0.7
Non-GAAP	$112.1	124.0	126.8	187.4	550.3	$127.4	131.8	166.3	425.5

Operating margin:
GAAP margin	5.8%	8.5%	5.2%	12.0%	8.0%	6.7%	8.7%	11.2%	8.9%

Non-GAAP margin	10.4%	10.9%	11.2%	15.7%	12.1%	10.7%	10.8%	13.5%	11.7%

Interest expense:
GAAP	$(27.9)	(32.4)	(34.7)	(43.8)	(138.8)	$(46.6)	(51.1)	(53.8)	(151.5)
Acquisitions and dispositions(a)	0.4	0.3	0.3	0.2	1.2	0.2	0.3	0.2	0.7
Non-GAAP	$(27.5)	(32.1)	(34.4)	(43.6)	(137.6)	$(46.4)	(50.8)	(53.6)	(150.8)

Interest and other income (expense):
GAAP	$(1.3)	3.4	6.3	(4.7)	3.7	$4.7	4.1	2.9	11.7
Retirement plans(c)	3.1	1.8	1.6	4.6	11.1	(2.2)	(1.9)	(2.1)	(6.2)
Acquisitions and dispositions(a)	(0.7)	(1.7)	(1.8)	1.6	(2.6)	0.5	0.6	(0.9)	0.2
Argentina highly inflationary impact(a)	0.6	0.9	0.4	2.0	3.9	0.3	0.3	22.7	23.3
Non-GAAP	$1.7	4.4	6.5	3.5	16.1	$3.3	3.1	22.6	29.0

Taxes:
GAAP	$(41.1)	29.3	8.5	44.7	41.4	$20.3	23.4	37.3	81.0
Retirement plans(c)	0.7	0.7	0.7	0.8	2.9	(0.6)	(0.1)	(0.6)	(1.3)
Reorganization and Restructuring(a)	1.2	1.1	3.8	2.1	8.2	2.7	(0.1)	0.1	2.7
Acquisitions and dispositions(a)	0.8	1.0	12.7	6.2	20.7	2.4	2.0	3.3	7.7
Argentina highly inflationary impact(a)	(0.2)	(0.3)	—	(1.5)	(2.0)	(0.5)	(0.2)	(0.9)	(1.6)
Change in allowance estimate(a)	4.0	(0.1)	(0.1)	(0.1)	3.7	—	—	—	—
Valuation allowance on tax credits(f)	58.3	(3.3)	(2.2)	0.4	53.2	(2.6)	(4.1)	—	(6.7)
Ship loss matter(a)	—	—	—	1.3	1.3	—	—	—	—
Chile antitrust matter(a)	—	0.2	0.1	0.2	0.5	—	0.1	—	0.1
Reporting compliance(a)	—	—	—	—	—	—	—	—	—
Income tax rate adjustment(b)	2.4	0.6	6.5	(9.5)	—	3.6	4.2	1.4	9.2
Non-GAAP	$26.1	29.2	30.0	44.6	129.9	$25.3	25.2	40.6	91.1

Noncontrolling interests:
GAAP	$2.9	3.0	3.4	2.0	11.3	$3.3	3.0	3.8	10.1
Retirement plans(c)	—	0.1	—	—	0.1	—	—	—	—
Reorganization and Restructuring(a)	—	—	—	0.1	0.1	—	—	—	—
Acquisitions and dispositions(a)	0.3	0.2	0.3	0.2	1.0	0.2	0.3	0.3	0.8
Income tax rate adjustment(b)	(0.4)	(0.1)	(0.3)	0.8	—	(0.3)	(0.3)	0.1	(0.5)
Non-GAAP	$2.8	3.2	3.4	3.1	12.5	$3.2	3.0	4.2	10.4
Amounts may not add due to rounding.
See page 11 for footnote explanations.

	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Income (loss) from continuing operations attributable to Brink's:
GAAP	$71.4	35.2	19.2	47.7	173.5	$14.3	32.2	45.7	92.2
Retirement plans(c)	2.4	1.0	0.9	3.8	8.1	(1.6)	(1.8)	(1.5)	(4.9)
Reorganization and Restructuring(a)	10.5	1.6	15.8	2.6	30.5	11.5	0.1	0.3	11.9
Acquisitions and dispositions(a)	13.8	12.8	21.2	15.7	63.5	20.1	13.6	15.1	48.8
Argentina highly inflationary impact(a)	6.9	10.2	12.4	18.1	47.6	12.0	11.5	31.7	55.2
Change in allowance estimate(a)	12.7	(0.3)	(0.2)	(0.3)	11.9	—	—	—	—
Valuation allowance on tax credits(f)	(58.3)	3.3	2.2	(0.4)	(53.2)	2.6	4.1	—	6.7
Ship loss matter(a)	—	—	—	3.6	3.6	—	—	—	—
Chile antitrust matter(a)	—	0.6	0.2	0.1	0.9	0.2	0.1	—	0.3
Reporting compliance(a)	—	—	—	—	—	—	—	0.7	0.7
Income tax rate adjustment(b)	(2.0)	(0.5)	(6.2)	8.7	—	(3.3)	(3.9)	(1.5)	(8.7)
Non-GAAP	$57.4	63.9	65.5	99.6	286.4	$55.8	55.9	90.5	202.2

Adjusted EBITDA(g):
Net income (loss) attributable to Brink's - GAAP	$71.3	35.1	19.2	45.0	170.6	$15.0	32.1	45.6	92.7
Interest expense - GAAP	27.9	32.4	34.7	43.8	138.8	46.6	51.1	53.8	151.5
Income tax provision - GAAP	(41.1)	29.3	8.5	44.7	41.4	20.3	23.4	37.3	81.0
Depreciation and amortization - GAAP	61.0	60.3	58.6	65.9	245.8	67.6	69.6	69.1	206.3
EBITDA	$119.1	157.1	121.0	199.4	596.6	$149.5	176.2	205.8	531.5
Discontinued operations - GAAP	0.1	0.1	—	2.7	2.9	(0.7)	0.1	0.1	(0.5)
Retirement plans(c)	3.1	1.7	1.6	4.6	11.0	(2.2)	(1.9)	(2.1)	(6.2)
Reorganization and Restructuring(a)	11.7	2.7	19.5	3.8	37.7	13.1	(0.1)	0.4	13.4
Acquisitions and dispositions(a)	1.5	1.0	21.4	7.0	30.9	8.3	0.7	3.6	12.6
Argentina highly inflationary impact(a)	6.0	9.3	11.6	15.8	42.7	10.4	10.0	29.4	49.8
Change in allowance estimate(a)	16.7	(0.4)	(0.3)	(0.4)	15.6	—	—	—	—
Ship loss matter(a)	—	—	—	4.9	4.9	—	—	—	—
Chile antitrust matter(a)	—	0.8	0.3	0.3	1.4	0.2	0.2	—	0.4
Reporting compliance(a)	—	—	—	—	—	—	—	0.7	0.7
Income tax rate adjustment(b)	0.4	0.1	0.3	(0.8)	—	0.3	0.3	(0.1)	0.5
Share-based compensation(d)	7.1	14.9	14.3	12.3	48.6	11.8	8.3	6.4	26.5
Marketable securities (gain) loss(e)	(0.3)	(0.8)	(0.7)	(2.2)	(4.0)	(0.2)	0.5	(13.7)	(13.4)
Adjusted EBITDA	$165.4	186.5	189.0	247.4	788.3	$190.5	194.3	230.5	615.3

EPS:
GAAP	$1.48	0.73	0.41	1.01	3.63	$0.30	0.68	0.97	1.95
Retirement plans(c)	0.05	0.02	0.02	0.08	0.17	(0.03)	(0.03)	(0.03)	(0.11)
Reorganization and Restructuring costs(a)	0.22	0.03	0.33	0.06	0.64	0.24	0.01	0.01	0.25
Acquisitions and dispositions(a)	0.29	0.27	0.45	0.33	1.33	0.42	0.27	0.31	1.02
Argentina highly inflationary impact(a)	0.14	0.21	0.26	0.38	1.00	0.26	0.24	0.67	1.17
Change in allowance estimate(a)	0.26	(0.01)	—	(0.01)	0.25	—	—	—	—
Valuation allowance on tax credits(f)	(1.21)	0.07	0.05	(0.01)	(1.11)	0.05	0.09	—	0.14
Ship loss matter(a)	—	—	—	0.08	0.08	—	—	—	—
Chile antitrust matter(a)	—	0.01	—	—	0.02	—	—	—	0.01
Reporting compliance(a)	—	—	—	—	—	—	—	0.02	0.02
Income tax rate adjustment(b)	(0.04)	(0.01)	(0.13)	0.18	—	(0.07)	(0.08)	(0.03)	(0.18)
Non-GAAP	$1.19	1.34	1.38	2.10	5.99	$1.18	1.18	1.92	4.27

Depreciation and Amortization:
GAAP	$61.0	60.3	58.6	65.9	245.8	$67.6	69.6	69.1	206.3
Reorganization and Restructuring costs(a)	—	—	(0.1)	(0.9)	(1.0)	(1.1)	(0.1)	—	(1.2)
Acquisitions and dispositions(a)	(12.7)	(12.5)	(12.2)	(14.7)	(52.1)	(14.0)	(14.6)	(14.6)	(43.2)
Argentina highly inflationary impact(a)	(0.7)	(0.6)	(0.8)	(0.8)	(2.9)	(1.1)	(1.3)	(1.4)	(3.8)
Non-GAAP	$47.6	47.2	45.5	49.5	189.8	$51.4	53.6	53.1	158.1

Amounts may not add due to rounding.
See page 11 for footnote explanations.

	Full Year	Nine Months Ended September 30,
	2022	2022	2023

Free cash flow before dividends:
Cash flows from operating activities
Operating activities - GAAP	$479.9	$200.5	$293.0
(Increase) decrease in restricted cash held for customers	(50.0)	4.4	44.9
(Increase) decrease in certain customer obligations(a)	(50.0)	(4.0)	5.5
Operating activities - non-GAAP	$379.9	$200.9	$343.4
Capital expenditures - GAAP	(182.6)	(131.5)	(133.1)
Proceeds from sale of property, equipment and investments	5.7	3.3	5.7
Free cash flow before dividends	$203.0	$72.7	$216.0

(a)To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, and to include proceeds from the sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our condensed consolidated statements of cash flows.